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                                                                 EXHIBIT 23.3


                  CONSENT OF LEE KEELING AND ASSOCIATES, INC.


     As Independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the use of its reserve report dated April 3, 1998 on Gothic Energy Corporation, including those properties acquired from Amoco Production Company in January 1998, for disclosure to the Securities and Exchange Commission and consents to all references to this firm included or made part of Gothic Energy Corporation's registration statement on Form S-4 filed with the Securities and Exchange Commission.


                                            LEE KEELING AND ASSOCIATES, INC.

                                            By: /s/ Kenneth Renberg
                                               ------------------------------
                                               Vice President



Dated: May 8, 1998